                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (Date of earliest event reported):  February 26, 1999

                           RESEARCH ENGINEERS, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                     0-28560                      22-2356861
(State or Other Jurisdiction of  (Commission File Number)   (IRS Employer Identification
        Incorporation)                                                   No.)

                           22700 SAVI RANCH PARKWAY
                         YORBA LINDA, CALIFORNIA 92887
                   (Address of Principal Executive Offices)

                                (714) 974-2500
             (Registrant's telephone number, including area code)

                                Not Applicable
        (Former Name or Former Address, if Changed Since Last Report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 26, 1999, Research Engineers, Inc. ("the Company") acquired all of the outstanding stock of R-Cube Technologies, Inc. ("R-Cube"). The stock was acquired from Krishna P. Reddy and Anuradha Padala, Prakash Rao Pokala and Sucharita Pokala, and Srinivasa Reddy Malireddy and M. Veda Vathi.

         R-Cube is a provider of Information Technology ("IT") Services headquartered in Cupertino, California.

         The acquisition is being accounted for using the purchase method of accounting. The aggregate purchase price, including acquisition costs, was approximately $2.6 million. The acquisition was funded through a $2.32 million line of credit from Imperial Bank, and operating capital. In determining the purchase price for R-Cube, the Company took into account the value of companies of similar industry and size to R-Cube, comparable transactions and the market for such companies generally.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial statements of businesses acquired

         The following financial statements of R-Cube are included in this Current Report:

                                                                        PAGE
                                                                        ----

           Independent Auditors' Report..............................     3
           Balance Sheet as of December 31, 1998 (unaudited).........     4
           Statements of Income for the three months ended
              December 31, 1998 (unaudited) and for the years ended
              September 30, 1998 and 1997............................     5
           Statements of Stockholders' Equity for the three months
              ended December 31, 1998 (unaudited) and for the years
              ended September 30, 1998 and 1997......................     6
           Statements of Cash Flows for the three months ended
              December 31, 1998 (unaudited) and for the years ended
              September 30, 1998 and 1997............................     7
           Notes to Financial Statements.............................     8

                          Independent Auditors' Report

The Board of Directors

R-Cube Technologies, Inc.:

We have audited the accompanying balance sheets of R-Cube Technologies, Inc. as of September 30, 1998 and 1997 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R-Cube Technologies, Inc. as of September 30, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Orange County, California
May 8, 1999

                                             /s/ KPMG LLP

                           R-CUBE TECHNOLOGIES, INC.

                                 Balance Sheet

                      As of December 31, 1998 (unaudited)
                        and September 30, 1998 and 1997

                                                                                         September 30,
                                                                December 31,       ------------------------
Assets                                                             1998              1998           1997
                                                                ------------       ---------      ---------
                                                                (unaudited)
Current assets:
     Cash                                                         $270,731         128,141          94,022
     Accounts receivable                                           407,959         542,597         133,324
     Unbilled receivables                                          120,505          83,949          13,816
     Employee advances                                              23,557          12,432              --
     Prepaid insurance                                               8,012              --              --
                                                                  --------         -------         -------
          Total current assets                                     830,764         767,119         241,162

Property and equipment, less accumulated
 depreciation                                                       22,322          23,284          11,204

Other assets                                                        10,730          10,730              --
                                                                  --------         -------         -------
                                                                  $863,816         801,133         252,366
                                                                  ========         =======         =======

Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                             $133,020         219,788          47,970
     Notes payable to stockholders                                      --          24,000              --
     Accrued expenses                                              181,037         149,478          32,543
     Income taxes payable                                            2,418           9,392           3,850
                                                                  --------         -------         -------
          Total current liabilities                                316,475         402,658          84,363

Notes payable to stockholders'                                          --              --          24,000
Deferred income taxes                                              166,708         103,734          17,890
                                                                  --------         -------         -------
                                                                   166,708         103,734          41,890
Commitment (note 7)
Subsequent events (notes 5, 6 and 10)

Stockholders' equity:
     Common stock, without par value; 10,000,000
      shares authorized, 3,300,000 shares issued                    66,000          66,000          66,000

     Retained earnings                                             314,633         228,741          60,113
                                                                  --------         -------         -------
          Total stockholders' equity                               380,633         294,741         126,113
                                                                  --------         -------         -------
                                                                  $863,816         801,133         252,366
                                                                  ========         =======         =======

See accompanying notes to financial statements.

                           R-CUBE TECHNOLOGIES, INC.

                             Statements of Income

           For the three months ended December 31, 1998 (unaudited) and the years ended September 30, 1998 and 1997

                                                             For the three
                                                             months ended                       Years Ended September 30,
                                                              December 31,                 ---------------------------------
                                                                 1998                        1998                    1997
                                                             --------------                ---------               ---------
                                                             (unaudited)
Revenue                                                          $1,187,952                3,354,376               1,046,236

Operating expenses:
     Payroll                                                        714,994                1,818,208                 491,297
     Consulting fees                                                223,973                  852,952                 342,351
     Other operating expenses                                       103,554                  435,899                 134,554
                                                                 ----------                ---------               ---------
          Total operating expenses                                1,042,521                3,107,059                 968,202
                                                                 ----------                ---------               ---------
Operating income                                                    145,431                  247,317                  78,034
Other income, net                                                     7,461                   11,787                   3,819
                                                                  ---------                ---------               ---------
          Income before taxes                                       152,892                  259,104                  81,853

Income tax provision                                                 67,000                   90,476                  21,740
                                                                  ---------                ---------               ---------
          Net income                                             $   85,892                  168,628                  60,113
                                                                 ==========                =========               =========

See accompanying notes to financial statements.

                           R-CUBE TECHNOLOGIES, INC.

                      Statements of Stockholders' Equity

           For the three months ended December 31, 1998 (unaudited) and the years ended September 30, 1998 and 1997

                                                     Common stock                          Total
                                                ---------------------      Retained     stockholders'
                                                 Shares       Amount       earnings        equity
                                                ---------     -------      --------     ------------
Initial issuance of common stock                1,650,000     $33,000      $     --       $ 33,000
Issuance of common stock                        1,650,000      33,000            --         33,000
Net income                                             --          --        60,113         60,113
                                                ---------     -------      --------       --------
Balance, September 30, 1997                     3,300,000      66,000        60,113        126,113
Net income                                             --          --       168,628        168,628
                                                ---------     -------      --------       --------
Balance, September 30, 1998                     3,300,000      66,000       228,741        294,741
Net income (unaudited)                                 --          --        85,892         85.892
                                                ---------     -------      --------       --------
Balance, December 31, 1998 (unaudited)          3,300,000     $66,000      $314,633       $380,633
                                                =========     =======      ========       ========

See accompanying notes to financial statements.

                           R-CUBE TECHNOLOGIES, INC.

                           Statements of Cash Flows

           For the three months ended December 31, 1998 (unaudited) and the years ended September 30, 1998 and 1997

                          Increase (Decrease) in Cash

                                                                        For the three
                                                                        months ended
                                                                         December 31,
                                                                            1998                 1998                    1997
                                                                        --------------        ----------              ----------
                                                                         (unaudited)
Cash Flows from operating activities:
     Net income                                                           $ 85,892               168,628                  60,113
     Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation                                                        1,937                 6,836                   1,363
         Changes in assets and liabilities:
            Accounts receivable                                            134,638              (409,273)               (133,324)
            Prepaid insurance                                               (8,012)                   --                      --
            Unbilled receivables                                           (36,556)              (70,133)                (13,816)
            Employee advances                                              (11,125)              (12,432)                     --
            Other assets                                                        --               (10,730)                     --
            Accounts payable                                               (82,352)              171,818                  47,970
            Accrued expenses                                                27,143               116,935                  32,543
            Income taxes payable                                            (6,974)                5,542                   3,850
            Deferred income taxes                                           62,974                85,844                  17,890
                                                                          --------              --------                --------
               Net cash provided by operating activities                   167,565                53,035                  16,589
                                                                          --------              --------                --------
Cash flows from investing activities  capital expenditures                    (975)              (18,916)                (12,567)
                                                                          --------              --------                --------
Cash flows from financing activities:
     Proceeds from issuance of common stock                                     --                    --                  66,000
     Proceeds from (repayments of) notes payable to stockholders           (24,000)                   --                  24,000
                                                                          --------              --------                --------
               Net cash provided by (used in) financing activities         (24,000)                   --                  90,000
                                                                          --------              --------                --------
               Net increase in cash                                        142,590                34,119                  94,022

Cash, beginning of year                                                    128,141                94,022                      --
                                                                          --------              --------                --------
Cash, end of year                                                         $270,731               128,141                  94,022
                                                                          ========              ========                ========
Supplemental disclosures of cash flow information:
     Cash paid during the year for:
        Interest                                                          $  3,430                    --                      --
        Income taxes                                                        11,000                96,288                  18,290
                                                                          ========              ========                ========

See accompanying notes to financial statements.

                           R-CUBE TECHNOLOGIES, INC.

                         Notes to Financial Statements


(1) General Information and Summary of Significant Accounting Policies

    (a)  General

         R-Cube Technologies, Inc. (the Company) provides software consulting and contracting services, principally in the San Francisco Bay Area. The Company was incorporated under the laws of the State of California and began operations in October 1996.

    (b)  Quarterly Financial Information

         In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (which are normal recurring accruals) necessary to present fairly the financial position as of December 31, 1998, and the statements of income, stockholders' equity and cash flows for the three months ended December 31, 1998. The results of operations for the three months ended December 31, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year.

    (c)  Revenue Recognition

         The Company provides engineering consulting services on a time and material basis. Revenue from consulting engagements is recognized when services are performed. Direct costs, and other general and administrative expenses are charged to expense as incurred. The delay between the service performance and invoicing generates unbilled accounts receivable.

    (d)  Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to five years.

    (e)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (f)  Income Taxes

         The Company provides for income taxes using the asset and liability method. Deferred tax assets and liabilities arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

                           R-CUBE TECHNOLOGIES, INC.

     (g)  Comprehensive Income

          In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption had no impact on the Company's results of operations or stockholders' equity. For the three months ended December 31, 1998, total comprehensive income equaled the net income for the period.

     (h)  Cash and Cash Equivalents

          The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be considered cash equivalents.

(2)  Cash

     During the year ended September 30, 1998, the Company maintained deposits in a single bank that exceeded the Federally insured deposit limit of $100,000.

(3)  Significant Customers

     For the year ended September 30, 1998, the Company performed substantial services for two clients which amounted to approximately 25% and 27% of the Company's revenues, respectively. For the year ended September 30, 1997, the Company performed substantial services for one client which amounted to approximately 58% of the Company's revenues. At September 30, 1998 and 1997, accounts receivable included approximately $240,000 and $66,000, respectively due from these major customers.

(4)  Property and Equipment

     Property and equipment at September 30, 1998 and 1997 consists of:

                                              1998         1997
                                             -------      -------
      Computer equipment                     $21,439       10,514
      Office furniture and equipment          10,044        2,054
                                             -------      -------
                                              31,483       12,568
      Less accumulated depreciation           (8,199)      (1,364)
                                             -------      -------
                                             $23,284       11,204
                                             =======      =======

(5)  Related Party Transactions

     On October 1, 1996, the Company entered into agreements with its three stockholders to borrow $8,000 from each individual stockholder. The notes accrue interest at 8% annually and were due and payable on November 2, 1998. The amount outstanding under these agreements was $24,000 at September 30, 1997 and 1998. The outstanding amounts accrued plus interest were paid in full in November 1998.

                           R-CUBE TECHNOLOGIES, INC.

(6)  Retirement Plan

     October 1, 1998, the Company implemented a 401(k) retirement plan for the benefit of all eligible employees. The Company plans to maintain its 401(k) retirement plan independently following the sale of its outstanding stock to Research Engineers, Inc. (see note 10).

(7)  Operating Lease

     The Company leases certain facilities under noncancelable operating leases. The facility leases include options to extend the lease terms and provisions for payment of property taxes, insurance and maintenance expenses.

     The future minimum annual rental commitments under these lease obligations were as follows:

                                                       1998
                                                      -------
              Year ending September 30:
                 1999                                 $25,656
                 2000                                   2,138
                                                      -------
                                                      $27,794
                                                      =======

     Rent expense was $49,913 and $19,572 for the years ended September 30, 1998 and 1997, respectively.

(8)  Accrued Expenses

     Accrued expenses consist of:

                                              1998         1997
                                            --------      ------
           Consulting fees                  $ 48,665       7,700
           Salaries and bonuses               49,488      14,253
           Vacation                           40,000          --
           Other accruals                     11,325      10,590
                                            --------      ------

                                            $149,478      32,543
                                            ========      ======

(9)  Income Taxes

     The provision for income taxes is comprised of the following for the years ended September 30, 1998 and 1997:

                                                 1998         1997
                                                -------      ------
        Current:
         Federal                                $ 7,389       2,287
         State                                    5,835       1,563
                                                -------      ------

                           R-CUBE TECHNOLOGIES, INC.

               Total current                     13,224       3,850
                                                -------      ------

        Deferred:
         Federal                                 62,701      11,693
         State                                   14,551       6,197
                                                -------      ------

               Total deferred                    77,252      17,890
                                                -------      ------

               Total taxes on income            $90,476      21,740
                                                =======      ======

A reconciliation of the U.S. Federal tax expense to the amounts computed using the statutory U.S. Federal tax rate is as follows:

                                                  1998         1997
                                                 ------       ------

       Expected U.S. Federal tax                  $34.0%        34.0%
       State taxes, net of Federal benefit          5.7          7.1
       Benefit of lower tax brackets               (0.6)       (14.4)
       Other                                       (0.8)        (0.1)
                                                  -----       ------

              Total taxes on income               $38.3%        26.6%
                                                  =====       ======



   The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are presented below:

                                                     1998            1997
                                                   ---------       --------

    State taxes                                     $  8,592             --
                                                   ---------       --------
    Gross deferred tax assets                          8,592             --
    Valuation allowance                                   --             --
                                                   ---------       --------
           Deferred tax assets, net of valuation
            allowance                                  8,592             --

                                                   ---------       --------
    Depreciation                                      (4,662)            --
    Cash to accrual adjustment                       (99,072)       (17,890)
                                                   ---------       --------
           Gross deferred tax liabilities
                                                    (103,734)       (17,890)
                                                   ---------       --------
           Net deferred tax liability              $ (95,142)       (17,890)
                                                   =========       ========

   The deferred tax assets are included in other assets in the accompanying balance sheets. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is

                           R-CUBE TECHNOLOGIES, INC.

      dependent upon the generation of future taxable earnings in specific tax jurisdictions during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable earnings and tax planning strategies in making this assessment.

      Based upon the level of historical taxable earnings and projections of future taxable earnings over the periods in which the deferred tax assets are deductible, management has concluded that it is more likely than not that the Company will realize the benefits of these deductible differences.

(10)  Subsequent Event

      On February 26, 1999, Research Engineers, Inc., acquired all of the Company's outstanding stock for cash.

(b)  Pro forma financial information.

          The following pro forma combined condensed financial information is based upon the historical financial statements of the Company and has been prepared to illustrate the effects of the acquisition of R-Cube.

          The unaudited pro forma combined condensed balance sheet as of December 31, 1998 gives effect to the R-Cube acquisition, as if the acquisition had been completed on December 31, 1998 and was prepared based upon the balance sheets of the Company and R-Cube as of December 31, 1998.

          The unaudited pro forma combined condensed statements of operations for the 9 month period ended December 31, 1998 and the year ended March 31, 1998 give effect to the transaction described above as if the transaction had been completed at the beginning of each period presented. The unaudited pro forma combined condensed statements of operations for the 9 month period ended December 31, 1998 were prepared based upon the separate unaudited financial statements of the Company and R-Cube for the 9 month period ended December 31, 1998. The unaudited pro forma combined condensed statements of operations for the year ended March 31, 1998 were prepared based upon the separate historical financial statements of the Company and R-Cube for the year ended March 31, 1998.

          The unaudited pro forma combined condensed financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had the acquisition occurred at the beginning of the period presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma combined condensed financial information and the related notes thereto should be read in conjunction with the Company's financial statements and the related notes, included in the Company's fiscal 1998 Form 10-KSB and fiscal 1999 third quarter Form 10-QSB, and the financial statements of R-Cube which are listed in item 7(a) above. The R-Cube financial information has been prepared in accordance with generally accepted accounting principles and the instructions to Form 10-QSB and Article 10 of Regulation S-X. All adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included.

          The R-Cube acquisition will be accounted for using the purchase method of accounting. Accordingly, the Company's cost to acquire R-Cube will be allocated to the assets acquired and liabilities assumed according to their estimated fair values as of the date of the R-Cube acquisition.

                           RESEARCH ENGINEERS, INC.
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            As of December 31, 1998
              (In thousands, except share and per share amounts)

                                                                        As of December 31, 1998
                                                   -----------------------------------------------------------------
                                                      Research            R-Cube           Pro Forma    Combined REI
                                                   Engineers, Inc.   Technologies, Inc.   Adjustments    and R-Cube
                                                   ---------------   ------------------   -----------   ------------
ASSETS

Current Assets:
    Cash and equivalents                                $ 1,314               $271         $ 2,320  (A)    $ 1,302
                                                                                            (2,603) (B)
    Short term investments                                  270                  -               -             270
    Accounts receivable, net                              2,226                528               -           2,754
    Deferred income taxes                                   923                  -               -             923
    Notes and related party loans receivable                 77                 24               -             101
    Prepaid expenses and other current assets               400                  8               -             408
                                                        -------               ----         -------         -------
        Total current assets                              5,210                831            (283)          5,758
Property, plant and equipment, net                        3,266                 22               -           3,288
Goodwill, net                                             1,204                  -           2,222  (B)      3,426
Other assets                                                865                 11               -             876
                                                        -------               ----         -------         -------
                                                        $10,545               $864         $ 1,939         $13,348
                                                        =======               ====         =======         =======
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Current portion of l/t debt                         $   145               $  -         $     -         $   145
    Accounts payable                                        356                133               -             489
    Accrued expenses                                        463                181               -             644
    Income taxes payable                                    312                  2               -             314
    Deferred maintenance revenue                            716                  -               -             716
    Other                                                    30                  -               -              30
                                                        -------               ----         -------         -------
        Total current liabilities                         2,022                316               -           2,338
Long-term bank debt                                       1,753                  -           2,320  (A)      4,073
Deferred income taxes                                        72                167               -             239
                                                        -------               ----         -------         -------
        Total liabilities                                 3,847                483           2,320           6,650
                                                        -------               ----         -------         -------
Stockholders equity:
    Preferred stock, par value $.01.
      Authorized 5,000,000 shares;
      issued and outstanding none                             -                  -               -               -
    Common stock, par value $.01.
      Authorized 20,000,000 shares;
      issued and outstanding 5,680,710 shares                57                 66             (66) (B)         57
    Additional paid-in capital                            6,602                  -               -           6,602
    Retained earnings                                       294                315            (315) (B)        294
    Accumulated other comprehensive loss                   (255)                 -               -            (255)
                                                        -------               ----         -------         -------
        Total stockholders' equity                        6,698                381            (381)          6,698
                                                        -------               ----         -------         -------
                                                        $10,545               $864         $ 1,939         $13,348
                                                        =======               ====         =======         =======

    See Notes to Unaudited Pro Forma Combined Condensed Financial
    Information

                           RESEARCH ENGINEERS, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                  For the Nine Months Ended December 31, 1998
              (In thousands, except share and per share amounts)

                                                                For the Nine Months Ended December 31, 1998
                                                    -----------------------------------------------------------------
                                                        Research           R-Cube           Pro Forma    Combined REI
                                                    Engineers, Inc.   Technologies, Inc.   Adjustments    and R-Cube
                                                    ---------------   ------------------   -----------   ------------
Net revenues:
    Product sales                                       $   5,762           $    -            $   -        $   5,762
    Maintenance and services                                1,379            3,349                -            4,728
                                                        ---------           ------            -----        ---------
        Total net revenues                                  7,141            3,349                -           10,490
Cost of revenues                                              716            2,459                -            3,175
                                                        ---------           ------            -----        ---------
        Gross profit                                        6,425              890                -            7,315
                                                        ---------           ------            -----        ---------
Operating expenses:
    Selling, general and administrative                     5,053              720              171  (C)       5,944
    Research and development                                1,820                -                -            1,820
                                                        ---------           ------            -----        ---------
        Total operating expenses                            6,873              720              171            7,764
                                                        ---------           ------            -----        ---------
        Operating income/(loss)                              (448)             170             (171)            (449)
                                                        ---------           ------            -----        ---------
Other expense/(income):
    Interest, net                                              50                3              187  (D)         240
    Other                                                     (10)             (18)               -              (28)
                                                        ---------           ------            -----        ---------
        Total other expense/(income)                           40              (15)             187              212
                                                        ---------           ------            -----        ---------
(Loss)/income before income taxes                            (488)             185             (358)            (661)
Income tax expense/(benefit)                                 (143)              71              (45) (E)        (117)
                                                        ---------           ------            -----        ---------
        Net (loss)/income                               $    (345)          $  114            $(313)       $    (544)
                                                        =========           ======            =====        =========
Net (loss)/income per common share:
    Basic                                               $   (0.06)                                         $   (0.10)
    Diluted                                             $   (0.06)                                         $   (0.10)

Common shares used in computing net (loss)/income
  per common share:
    Basic                                                5,680,377                                         5,680,377
    Diluted                                              5,680,377                                         5,680,377

    See Notes to Unaudited Pro Forma Combined Condensed Financial
    Information

                           RESEARCH ENGINEERS, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                       For the Year Ended March 31, 1998
              (In thousands, except share and per share amounts)

                                                                    For the Year Ended March 31, 1998
                                                    -----------------------------------------------------------------
                                                       Research            R-Cube           Pro Forma    Combined REI
                                                    Engineers, Inc.   Technologies, Inc.   Adjustments    and R-Cube
                                                    ---------------   ------------------   -----------   ------------
Net revenues:
    Product sales                                      $  10,610             $    -          $   -         $  10,610
    Maintenance and services                               1,736              1,940              -             3,676
                                                       ---------             ------          -----         ---------
        Total net revenues                                12,346              1,940              -            14,286
Cost of revenues                                             799              1,271              -             2,070
                                                       ---------             ------          -----         ---------
        Gross profit                                      11,547                669              -            12,216
                                                       ---------             ------          -----         ---------
Operating expenses:
    Selling, general and administrative                    8,929                409            228  (C)        9,566
    Research and development                               2,115                  -              -             2,115
    Acquired in-process research and
      development costs                                      450                  -              -               450
                                                       ---------             ------          -----         ---------
        Total operating expenses                          11,494                409            228            12,131
                                                       ---------             ------          -----         ---------
        Operating income/(loss)                               53                260           (228)               85
                                                       ---------             ------          -----         ---------
Other expense/(income):
    Interest, net                                            (49)                 -            249  (D)          200
    Other                                                    (55)                 -              -               (55)
                                                       ---------             ------          -----         ---------
        Total other expense/(income)                        (104)                 -            249               145
                                                       ---------             ------          -----         ---------
(Loss)/income before income taxes                            157                260           (477)              (60)
Income tax expense/(benefit)                                  69                 27            (57) (E)           39
                                                       ---------             ------          -----         ---------
        Net (loss)/income                              $      88             $  233          $(420)        $     (99)
                                                       =========             ======          =====         =========
Net (loss)/income per common share:
    Basic                                              $    0.02                                           $   (0.02)
    Diluted                                            $    0.02                                           $   (0.02)

Common shares used in computing net (loss)/income
  per common share:
    Basic                                              5,695,457                                            5,695,457
    Diluted                                            5,784,740                                            5,695,457

    See Notes to Unaudited Pro Forma Combined Condensed Financial
    Information

                           RESEARCH ENGINEERS, INC.
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     A. The Company borrowed $2,320,000 under a new credit facility to finance the acquisition. This revolving facility bears interest at a floating rate based on the Prime Rate + 3% payable in monthly interest only payments through maturity on September 1, 2000.

     B. The Company paid $2,320,000 in cash to acquire all outstanding shares of R-Cube and incurred $283,000 in acquisition-related expenses. The existing stockholders' equity of R-Cube at the date of the acquisition was reduced to zero and the excess of total cash paid, including acquisition-related expenses, over the net assets acquired was recorded as goodwill. The allocation of fair value is preliminary. This goodwill will be amortized over a period of ten years.

     C. Reflects amortization expense, which is being recognized for a period of 10 years, for the period related to the goodwill recorded in the acquisition as discussed in note B above.

     D. Reflects the interest expense on outstanding borrowings under the new revolving credit facility. The interest was calculated using the assumption that the outstanding borrowings would remain at same balance as at the date of the acquisition. As mentioned in note A above the credit facility bears interest at a floating rate based on the Prime Rate + 3%. For purposes of this Pro Forma calculation, an effective rate of 10.75% was used.

     E. Reflects the estimated impact on income tax expense/(benefit) related to the pro forma adjustments, with the exception of the goodwill amortization adjustment as it was determined to not be tax deductible. For each of the periods presented, the effective income tax rate for the combined REI and R-Cube statements of operations prior to pro forma entries was used in the calculation. The rates used were 24% and 23% for the nine-month period ended December 31, 1998 and the year ended March 31, 1998, respectively.

(c)  Exhibits

       2.1 Stock Purchase Agreement dated as of January 18, 1999 among the Company, R-Cube Technologies, Inc. and Krishna P. Reddy *

       2.2 Stock Purchase Agreement dated as of January 18, 1999 among the Company, R-Cube Technologies, Inc. and Prakash Rao Pokala *

       2.3 Stock Purchase Agreement dated as of January 18, 1999 among the Company, R-Cube Technologies, Inc. and Srinivasa Reddy Malireddy *

       2.4 Credit Agreement dated February 26, 1999 by and between the Company and Imperial Bank *

       2.5 General Security Agreement dated February 26, 1999 by and between the Company and Imperial Bank *

       2.6 General Security Agreement dated February 26, 1999 by and between the Company and Imperial Bank *

       2.7 Note Secured by Deed of Trust in the principal amount of $2,320,000 dated February 26, 1999 made by the Company in favor of Imperial Bank *


        * Filed with the Securities and Exchange Commission on March 5, 1999 as an exhibit to Registrant's Form 8-K dated February 26, 1999 and incorporated by reference herein.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 12, 1999

                                    RESEARCH ENGINEERS, INC.


                                    By: /S/ WAYNE BLAIR
                                        ---------------
                                        Wayne Blair
                                        Chief Financial Officer, Secretary
                                        and Treasurer